Exhibit 99.1

INPIXON AND SUBSIDIARIES

INTRODUCTION TO

UNAUDITED CONDENSED

COMBINED PRO FORMA FINANCIAL STATEMENTS

The strategic business plans of Inpixon (the “Company”) included a spin-off of its infrastructure segment (the “Spin-off”), which separated Sysorex, Inc, f/k/a Inpixon USA (“Sysorex”), and Sysorex Government Services, Inc., f/k/a Inpixon Federal, Inc. (“SGS”), the subsidiaries that have the commercial and federal value-added reseller (“VAR”) business. In connection with the Spin-off, the employees, assets and liabilities associated with the VAR business and those subsidiaries were retained by Sysorex as its own separate stand-alone public reporting company with SGS as its wholly-owned subsidiary.  Employees, assets and liabilities related to the indoor positioning analytics business or product segment including AirPatrol, Shoom and Lightminer in Sysorex were contributed up to the Company. The following unaudited pro forma financial information presents the consolidated results of operations of the Company as of and for the six months ended June 30, 2018, as if the Spin-off had occurred as of January 1, 2018.  The pro forma does not necessarily (1) reflect the results of operations that would have occurred had the entities been stand-alone companies during those periods, or (2) the terms of any consideration that may be delivered to the Company in connection with a sale. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth above and below. Furthermore, this financial information does not project the Company’s financial condition or results of operations for any future date or period.

Pro Forma Condensed Balance Sheet

June 30, 2018

(Rounded to 1,000’s)

(UNAUDITED)

	Inpixon Consol Balance Sheet	(A) Less: Divestiture	(B) Less: Proforma Adjust	Proforma Balance Sheet
Assets
Current Assets
Cash and Cash Equivalents	$8,336	$(264)	$(2,000)	$6,072
Accounts Receivable, net	1,364	(734)	-	630
Notes and Other Receivables	167	(163)	-	4
Inventory	852	-	-	852
Prepaid Licenses and Maintenance Contracts	12	(12)	-	-
Prepaid Assets and Other Current Assets	1,044	(115)	-	929
Total Current Assets	11,775	(1,288)	(2,000)	8,487

Property and Equipment, net	331	(70)	-	261
Software Development Costs, net	1,567	-	-	1,567
Intangible Assets, net	10,208	(4,074)	-	6,134
Goodwill	636	-	-	636
Other Assets	375	(44)	-	331

Total Assets	$24,892	$(5,476)	$(2,000)	$17,416

Liabilities
Accounts Payable	18,637	(18,012)	-	625
Accrued Liabilities	1,434	(520)	-	914
Deferred Revenue	109	(15)	-	94
Short-Term Debt	1,815	-	-	1,815
Total Current Liabilities	21,995	(18,547)		3,448

Long Term Liabilities
Long-Term Debt	142	-	-	142
Other Liabilities	75	(40)	-	35
Acquisition Liability - Integrio	62	(62)	-	-
Total Liabilities	22,274	(18,649)		3,625

Stockholders’ Equity
Common Stock	38	-	-	38
Additional Paid-in Capital	108,539	13,173	(2,000)	119,712
Treasury Stock, at cost	(695)	-	-	(695)
Accumulated other comprehensive income	26	-	-	26
Accumulated Equity	(105,299)		-	(105,299)

Stockholders’ Equity Attributable to Inpixon	2,609	13,173	(2,000)	13,782

Non-Controlling Interest	9	-		9

Total Stockholders’ Equity	2,618	13,173	(2,000)	13,791

Total Liabilities and Stockholders’ Equity	$24,892	$(5,476)	$(2,000)	$17,416

(A) Spin-off of Infrastructure Segment/divestiture of Sysorex, Inc. and Sysorex Government Services, Inc., the subsidiaries that have the commercial and federal VAR business.

(B) Inpixon contribution to Sysorex, Inc.

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Pro Forma Condensed Combined Statements of Operations

For the Six Months Ended June 30, 2018

(Rounded to 1,000’s)

(UNAUDITED)

	Inpixon	(A) Less:	Proforma Stmt
	Consol	Divestiture	of Operations
Revenues
Products	$1,182	$(900)	$282
Services	2,740	(1,335)	1,405
Total Revenues	3,922	(2,235)	1,687

Cost of Revenues
Products	598	(446)	152
Services	1,078	(710)	368
Total Cost of Revenues	1,676	(1,156)	520

Gross Profit	2,246	(1,079)	1,167

Operating Expenses
Research and development	681	(158)	523
Sales and marketing	1,944	(1,133)	811
General and administrative	9,017	(2,544)	6,473
Acquisition related costs	16	-	16
Amortization of intangibles	2,645	(1,038)	1,607
Total Operating Expenses	14,303	(4,873)	9,430

Loss from Operations	(12,057)	3,794	(8,263)

Other Income (Expense)
Interest expense	(1,638)	736	(902)
Change in fair value of derivative liability	48	-	48
Gain on the sale of Sysorex Arabia	23	-	23
Gain on the settlement of obligations	1	(1)	-
Other income/(expense)	1,524	(1,536)	(12)
Total Other Income (Expense)	(42)	(801)	(843)

Net Loss	(12,099)	2,993	(9,106)
Net Gain Attributable to Non-Controlling Interest	2	-	2
Net Loss Attributable to Stockholders of Inpixon	(12,101)	2,993	(9,108)
Deemed dividend to preferred stockholders	(11,235)	-	(11,235)
Net Loss Attributable to Common Stockholders	$(23,336)	$2,993	$(20,343)

(A) Spin-off of Infrastructure Segment/divestiture of Sysorex, Inc. and Sysorex Government Services, Inc., the subsidiaries that have the commercial and federal VAR business.

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